Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Standard Mobile, Inc. for the period ending September 30, 2008, I, Boosik Kim, Chief Executive Officer and Chief Financial Officer of Standard Mobile, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ending September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2008, fairly represents in all material respects, the financial condition and results of operations of Standard Mobile, Inc.

Standard Mobile, Inc.

Date: November 14, 2008	By:	/s/ Boosik Kim
Boosik Kim
Chief Executive Officer, Chief Financial Officer and Director